EXHIBIT 24

DIRECTOR AND/OR OFFICER OF
NEXTEL COMMUNICATIONS, INC.

REGISTRATION STATEMENT ON FORM S-3

POWER OF ATTORNEY

      The undersigned director and/or officer of Nextel Communications, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Timothy M. Donahue, Leonard J. Kennedy and John S. Brittain, Jr., and each of them, with full power of substitution and resubstitution, as attorneys-in-fact or attorney-in-fact of the undersigned, for him or her and in his or her name, place and stead, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more Registration Statements on Form S-3 relating to the registration for resale of the Company’s Class A Common Stock, par value $.001 per share, held by certain selling security holders, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, or any other document with any state securities commission or other regulatory authority with respect to the securities covered by such Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done, hereby ratifying and approving the acts of said attorneys and each of them and any substitute or substitutes.

EXECUTED as of August 24, 2001.

/s/ TIMOTHY M. DONAHUE	/s/ JOHN S. BRITTAIN, JR.

Timothy M. Donahue	John S. Brittain, Jr.

Chief Executive Officer, President and	Vice President, Chief Financial Officer and

Director (Principal Executive Officer)	Treasurer (Principal Financial Officer)

/s/ WILLIAM E. CONWAY, JR.	/s/ MORGAN E. O’BRIEN

William E. Conway, Jr.	Morgan E. O’Brien

Chairman of the Board and Director	Vice Chairman of the Board and Director

/s/ WILLIAM G. ARENDT	/s/ DANIEL F. AKERSON

William G. Arendt	Daniel F. Akerson

Vice President and Controller (Principal	Director

Accounting Officer)

_____________________________	/s/ FRANK M. DRENDEL

Keith J. Bane Director	Frank M. Drendel Director

/s/ JANET HILL	/s/ WILLIAM E. KENNARD

Janet Hill	William E. Kennard

Director	Director

/s/ CRAIG O. McCAW	/s/ DENNIS WEIBLING

Craig O. McCaw	Dennis Weibling

Director	Director